Exhibit 3.2

~~CAPITAL~~BLACKSTONE MORTGAGE TRUST, INC.

~~THIRD~~FOURTH AMENDED AND RESTATED

BYLAWS

Adopted as of ~~December 19, 2012~~October 23, 2014

TABLE OF CONTENTS

		Page

	ARTICLE 1 OFFICES	1

Section 1.	PRINCIPAL OFFICE	1

Section 2.	ADDITIONAL OFFICES	1

	ARTICLE II MEETINGS OF STOCKHOLDERS	1

Section 1.	PLACE	1

Section 2.	ANNUAL MEETING	1

Section 3.	SPECIAL MEETINGS	1

Section 4.	NOTICE	4

Section 5.	SCOPE OF NOTICE	4

Section 6.	ORGANIZATION AND CONDUCT	~~4~~5

Section 7.	QUORUM	5

Section 8.	VOTING	~~5~~6

Section 9.	PROXIES	~~5~~6

Section 10.	VOTING OF STOCK BY CERTAIN HOLDERS	6

Section 11.	INSPECTORS	7

Section 12.	~~NOMINATIONS AND~~ADVANCE NOTICE OF STOCKHOLDER NOMINEES FOR DIRECTOR AND OTHER STOCKHOLDER PROPOSALS ~~BY STOCKHOLDERS~~	~~7~~8

Section 13.	VOTING BY BALLOT	~~10~~13

Section 14.	TELEPHONE MEETINGS	~~10~~13

Section 15.	STOCKHOLDERS’ CONSENT IN LIEU OF MEETING	13

	ARTICLE III DIRECTORS	~~10~~13

Section 1.	GENERAL POWERS	~~10~~13

Section 2.	NUMBER, TENURE AND ~~QUALIFICATIONS~~RESIGNATION	~~10~~13

Section 3.	ANNUAL AND REGULAR MEETINGS	~~10~~13

Section 4.	SPECIAL MEETINGS	~~11~~13

Section 5.	NOTICE	~~11~~14

Section 6.	QUORUM	~~11~~14

Section 7.	VOTING	~~11~~14

Section 8.	ORGANIZATION	15

Section ~~8~~9.	TELEPHONE MEETINGS	~~12~~15

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Section ~~9~~10.	~~INFORMAL ACTION~~CONSENT BY DIRECTORS WITHOUT A MEETING	~~12~~15

Section ~~10~~11.	VACANCIES	~~12~~15

Section ~~11~~12.	COMPENSATION	~~12~~15

Section ~~12~~13.	LOSS OF DEPOSITS	~~12~~16

Section ~~13~~14.	SURETY BONDS	~~12~~16

Section ~~14~~15.	RELIANCE	~~12~~16

Section 16.	RATIFICATION	16

Section ~~15~~17.	CERTAIN RIGHTS OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS	~~13~~16

Section 18.	EMERGENCY PROVISIONS	16

	ARTICLE IV COMMITTEES	~~13~~17

Section 1.	NUMBER, TENURE AND QUALIFICATIONS	~~13~~17

Section 2.	POWERS	~~13~~17

Section 3.	MEETINGS	~~13~~17

Section 4.	TELEPHONE MEETINGS	~~13~~17

Section 5.	~~INFORMAL ACTION~~CONSENT BY COMMITTEES WITHOUT A MEETING	~~13~~18

Section 6.	VACANCIES	~~14~~18

	ARTICLE V OFFICERS	~~14~~18

Section 1.	GENERAL PROVISIONS	~~14~~18

Section 2.	REMOVAL AND RESIGNATION	~~14~~18

Section 3.	VACANCIES	~~14~~19

Section 4.	CHAIRMAN OF THE BOARD	~~15~~19

Section 5.	EXECUTIVE CHAIRMAN	19

Section ~~5~~6.	VICE ~~CHAIRMEN~~CHAIRMAN	~~15~~19

Section 6.	CHIEF EXECUTIVE OFFICER	~~15~~19

Section ~~7~~8.	CHIEF OPERATING OFFICER	~~15~~19

Section ~~8~~9.	CHIEF FINANCIAL OFFICER	~~15~~20

Section ~~9~~10.	~~CHIEF CREDIT OFFICER~~ HEAD OF CAPITAL MARKETS	~~15~~20

Section ~~10~~11.	PRESIDENT	~~15~~20

Section ~~11~~12.	MANAGING DIRECTORS	~~15~~20

Section ~~12~~13.	DIRECTORS	~~16~~20

Section ~~13~~14.	VICE PRESIDENTS	~~16~~20

ii

Section ~~14~~15.	SECRETARY	~~16~~20

Section ~~15~~16.	TREASURER	~~16~~20

Section ~~16~~17.	ASSISTANT SECRETARIES AND ASSISTANT TREASURERS	~~16~~21

Section ~~17.~~18.	~~SALARIES~~COMPENSATION	~~17~~21

	ARTICLE VI CONTRACTS, ~~LOANS,~~ CHECKS AND DEPOSITS	~~17~~21

Section 1.	CONTRACTS	~~17~~21

Section 2.	CHECKS AND DRAFTS	~~17~~22

Section 3.	DEPOSITS	~~17~~22

	ARTICLE VII STOCK	~~17~~22

Section 1.	CERTIFICATES	~~17~~22

Section 2.	TRANSFERS	~~18~~22

Section 3.	REPLACEMENT CERTIFICATE	~~18~~23

Section 4.	~~CLOSING OF TRANSFER BOOKS OR~~ FIXING OF RECORD DATE	~~18~~23

Section 5.	STOCK LEDGER	~~19~~24

Section 6.	FRACTIONAL STOCK; ISSUANCE OF UNITS	~~19~~24

	ARTICLE VIII ACCOUNTING YEAR	~~19~~24

	ARTICLE IX DISTRIBUTIONS	~~20~~24

Section 1.	AUTHORIZATION	~~20~~24

Section 2.	CONTINGENCIES	~~20~~25

	ARTICLE X INVESTMENT POLICY	~~20~~25

	ARTICLE XI SEAL	~~20~~25

Section 1.	SEAL	~~20~~25

Section 2.	AFFIXING SEAL	~~20~~25

	ARTICLE XII INDEMNIFICATION AND ADVANCE OF EXPENSES	~~20~~25

	ARTICLE XIII WAIVER OF NOTICE	~~21~~26

	ARTICLE XIV AMENDMENT OF BYLAWS	~~22~~27

iii

~~CAPITAL~~BLACKSTONE MORTGAGE TRUST, INC.

BYLAWS

ARTICLE I

OFFICES

Section 1. PRINCIPAL OFFICE. The principal office of the Corporation in the State of Maryland shall be located at such place ~~or places~~ as the Board of Directors may designate.

Section 2. ADDITIONAL OFFICES. The Corporation may have additional offices, including a principal executive office, at such places as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. PLACE. All meetings of stockholders shall be held at the principal executive office of the Corporation or at such other place as shall be set in accordance with these Bylaws and stated in the notice of the meeting. Notwithstanding the foregoing, the Board of Directors may provide that any or all meetings of the stockholders shall not be held at a place, but instead shall be held solely by means of remote communication; provided, however, that the Board of Directors shall provide a place for a meeting of the stockholders if a stockholder makes a written request for the same.

Section 2. ANNUAL MEETING. An annual meeting of ~~the~~ stockholders for the election of directors and the transaction of any business within the powers of the Corporation shall be held on ~~a~~the date and at the time and place set by the Board of Directors.

Section 3. SPECIAL MEETINGS.

(a) General. Each of the chairman of the board, ~~president,~~ chief executive officer ~~or~~, president, secretary and Board of Directors may call a special ~~meetings of the~~meeting of stockholders. Subject to subsection (b) of this Section 3, a special meeting of stockholders shall also be called by the secretary of the Corporation to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast on such matter at such meeting.

(b) Stockholder Requested Special Meetings. (1) Any stockholder of record seeking to have stockholders request a special meeting shall, by sending written notice to the secretary (the “Record Date Request Notice”) by registered mail, return receipt requested, request the Board of Directors to fix a record date to determine the stockholders entitled to request a special meeting (the “Request Record Date”). The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at it, shall be signed by one or more stockholders of record as of the date of signature (or their agents duly authorized in a writing accompanying the Record Date Request Notice), shall bear the date of signature of each such stockholder (or such agent) and shall set forth all information relating to each such stockholder ~~that must~~, each individual whom the stockholder proposes to nominate for election or reelection as a director and each matter proposed to be acted on at the meeting that would be required to be disclosed in ~~solicitations~~connection with the solicitation of proxies for the election of directors or the election of each such individual, as applicable, in an election contest (even if an election contest is not involved), or ~~is~~would otherwise be required in connection with such a solicitation, in each case pursuant to Regulation 14A (or any successor provision) promulgated under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”). Upon receiving the Record Date Request Notice, the Board of Directors may fix a Request Record Date. The Request Record Date shall not precede and shall not be more than ~~ten~~10 days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the Board of Directors. If the Board of Directors, within ten days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date, the Request Record Date shall be the close of business on the ~~tenth~~10th day after the first date on which ~~the~~a Record Date Request Notice is received by the secretary.

(2) In order for any stockholder to request a special meeting to act on any matter that may properly be considered at a meeting of stockholders, one or more written requests for a special meeting (collectively, the “Special Meeting Request”) signed by stockholders of record (or their agents duly authorized in a writing accompanying the request) as of the Request Record Date entitled to cast not less than a majority ~~(the “Special Meeting Percentage”)~~ of all of the votes entitled to be cast on such matter at such meeting (the “Special Meeting ~~Request~~Percentage”) shall be delivered to the secretary. In addition, the Special Meeting Request shall (a) ~~shall~~ set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to those lawful matters set forth in the Record Date Request Notice received by the secretary), (b) ~~shall~~ bear the date of signature of each such stockholder (or such agent) signing the Special Meeting Request, (c) ~~shall~~ set forth (i) the name and address, as they appear in the Corporation’s books, of each stockholder signing such request (or on whose behalf the Special Meeting Request is signed), (ii) the class, series and number of all shares of stock of the Corporation which are owned (beneficially or of record) by each such stockholder~~,~~ and (iii) the nominee holder for, and number of, shares ~~owned by such stockholder~~of stock of the Corporation owned beneficially but not of record by such stockholder, (d) ~~shall~~ be sent to the secretary by registered mail, return receipt requested, and (e) ~~shall~~ be received by the secretary within 60 days after the Request Record Date. Any requesting stockholder (or agent duly authorized in a writing accompanying the revocation ~~or~~of the Special Meeting Request) may revoke his, her or its request for a special meeting at any time by written revocation delivered to the secretary.

(3) The secretary shall inform the requesting stockholders of the reasonably estimated cost of preparing and mailing or delivering the notice of the meeting (including the Corporation’s proxy materials). The secretary shall not be required to call a special meeting upon stockholder request and such meeting shall not be held unless, in addition to the documents required by paragraph (2) of this Section 3(b), the secretary receives payment of such reasonably estimated cost prior to the preparation and mailing or delivery of ~~any~~such notice of the meeting.

(4) Except as provided in the next sentence, any special meeting shall be held ~~at such place,~~on the date and at the time ~~as may be designated~~and place set by the chairman of the board, chief executive officer, president or Board of Directors, ~~whoever has~~as applicable, who called ~~the~~such meeting. In the case of any special meeting called by the secretary upon the request of stockholders (a “Stockholder Requested Meeting”), such meeting shall be held at such place, date and time as may be designated by the Board of Directors; provided, however, that the date of any Stockholder Requested Meeting shall be not more than 90 days after the record date for such meeting (the “Meeting Record Date”); and provided further that if the Board of Directors fails to designate, within ~~ten~~10 days after the date that a valid Special Meeting Request is actually received by the secretary (the “Delivery Date”), a date and time for a Stockholder Requested Meeting, then such meeting shall be held at 2:00 p.m., local time at the principal executive office of the Corporation, on the 90th day after the Meeting Record Date or, if such 90th day is not a Business Day (as defined below), on the first preceding Business Day; and provided further that in the event that the Board of Directors fails to designate a place for a Stockholder Requested Meeting within ~~ten~~10 days after the Delivery Date, then such meeting shall be held at the principal executive office of the Corporation. In fixing a date for ~~any special~~a Stockholder Requested Meeting, the ~~chairman of the board, chief executive officer, president or~~ Board of Directors may consider such factors as ~~he, she or~~ it deems relevant ~~within the good faith exercise of business judgment~~, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the meeting and any plan of the Board of Directors to call an annual meeting or a special meeting. In the case of any Stockholder Requested Meeting, if the Board of Directors fails to fix a Meeting Record Date that is a date within 30 days after the Delivery Date, then the close of business on the 30th day after the Delivery Date shall be the Meeting Record Date. The Board of Directors may revoke the notice for any Stockholder Requested Meeting in the event that the requesting stockholders fail to comply with the provisions of paragraph (3) of this Section 3(b).

(5) If written revocations of ~~requests for~~ the Special Meeting Request have been delivered to the secretary and the result is that stockholders of record (or their agents duly authorized in writing), as of the Request Record Date, entitled to cast less than the Special Meeting Percentage have delivered, and not revoked, requests for a special meeting on the matter to the secretary~~, the secretary shall~~: (i) if the notice of meeting has not already been ~~mailed,~~delivered, the secretary shall refrain from ~~mailing~~delivering the notice of the meeting and send to all requesting stockholders who have not revoked such requests written notice of any revocation of a request for ~~the~~a special meeting on the matter, or (ii) if the notice of meeting has been ~~mailed~~delivered and if the secretary first sends to all requesting stockholders who have not revoked requests for a special meeting on the matter written notice of any revocation of a request for the special meeting and written notice of the ~~secretary~~Corporation’s intention to revoke the notice of the meeting~~,~~ or for the chairman of the meeting to adjourn the meeting without action on the matter, (A) the secretary may revoke the notice of the meeting at any time before ~~ten~~10 days before the commencement of the meeting or (B) the chairman of the meeting may call the meeting to order and adjourn the meeting without acting on the matter. Any request for a special meeting received after a revocation by the secretary of a notice of a meeting shall be considered a request for a new special meeting.

(6) The chairman of the board, chief executive officer, president or Board of Directors may appoint regionally or nationally recognized independent inspectors of elections to act as the agent of the Corporation for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the secretary. For the purpose of permitting the inspectors to perform such review, no such purported Special Meeting Request shall be deemed to have been ~~delivered to~~received by the secretary until the earlier of (i) five Business Days after actual receipt by the secretary of such purported request and (ii) such date as the independent inspectors certify to the Corporation that the valid requests received by the secretary represent ~~at least a majority of the issued and outstanding shares of stock that would be~~, as of the Request Record Date, stockholders of record entitled to ~~vote at such~~cast not less than the Special Meeting Percentage. Nothing contained in this paragraph (6) shall in any way be construed to suggest or imply that the Corporation or any stockholder shall not be entitled to contest the validity of any request, whether during or after such five Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

(7) For purposes of these Bylaws, “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

Section 4. NOTICE. Not less than ~~ten~~10 nor more than 90 days before each meeting of stockholders, the secretary shall give to each stockholder entitled to vote at such meeting and to each stockholder not entitled to vote who is entitled to notice of the meeting ~~written or printed notice~~notice in writing or by electronic transmission stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called, ~~either~~ by mail ~~or~~, by presenting it to such stockholder personally ~~or~~, by leaving it at ~~his~~the stockholder’s residence or usual place of business ~~or~~, by electronic transmission or by any other means permitted by Maryland law. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at ~~his post office~~the stockholder’s address as it appears on the records of the Corporation, with postage thereon prepaid. If transmitted electronically, such notice shall be deemed to be given when transmitted to the stockholder by an electronic transmission to any address or number of the stockholder at which the stockholder receives electronic transmissions. The Corporation may give a single notice to all stockholders who share an address, which single notice shall be effective as to any stockholder at such address, unless a stockholder at such address objects to receiving such single notice or revokes a prior consent to receiving such single notice. Failure to give notice of any meeting to one or more stockholders, or any irregularity in such notice, shall not affect the validity of any meeting fixed in accordance with this Article II or the validity of any proceedings at any such meeting.

Section 5. SCOPE OF NOTICE. Subject to Section 12(a) of this Article II, any business of the Corporation may be transacted at an annual meeting of stockholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of stockholders except as specifically designated in the notice. ~~A Board member’s attendance at a meeting constitutes waiver of notice.~~The Corporation may postpone or cancel a meeting of stockholders by making a public announcement (as defined in Section 12(c)(3) of this Article II) of such postponement or cancellation prior to the meeting. Notice of the date, time and place to which the meeting is postponed shall be given not less than 10 days prior to such date and otherwise in the manner set forth in this section.

Section 6. ORGANIZATION AND CONDUCT. Every meeting of stockholders shall be conducted by an individual appointed by the Board of Directors to be chairman of the meeting or, in the absence of such appointment or appointed individual, by the chairman or the executive chairman of the board or, in the case of a vacancy in the office or absence of the chairman and the executive chairman of the board, by one of the following officers present at the meeting in the following order: the vice chairman of the board, if there ~~be~~is one, the chief executive officer, the president, the vice presidents in their order of rank and seniority, the secretary, or, in the absence of such officers, a chairman chosen by the stockholders by the vote of a majority of the votes cast by stockholders present in person or by proxy. The secretary of the meeting shall be an individual appointed by the Board of Directors to act as secretary of the meeting or, in the absence of such appointment, a person appointed by the chairman of the meeting shall act as secretary or, in the absence of such appointment, the secretary of the Corporation or, in the secretary’s absence, an assistant secretary of the Corporation~~,~~ shall act as secretary of the meeting. In the event that the secretary presides at a meeting of stockholders, an assistant secretary, or, in the absence of all assistant secretaries, an individual appointed by the Board of Directors or the chairman of the meeting, shall record the minutes of the meeting. The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of ~~such~~the chairman and without any action by the stockholders, are appropriate for the proper conduct of the meeting, including, without limitation~~,~~: (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to stockholders of record of the Corporation, their duly authorized proxies and such other ~~such~~ individuals as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments ~~by participants~~; (e) determining when and for how long the polls should be opened and when the polls should be closed; (f) maintaining order and security at the meeting; (g) removing any stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; ~~and~~ (h) concluding a meeting or recessing or adjourning the meeting, whether or not a quorum has been established, to a later date and time and at a place announced at the meeting; and (i) complying with any state and local laws and regulations concerning safety and security. Unless otherwise determined by the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 7. QUORUM. At any meeting of stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting on any matter shall constitute a quorum; but this section shall not affect any requirement under any statute or the charter of the Corporation (the “Charter”) for the vote necessary for the ~~adoption~~approval of any ~~measure~~matter. If~~, however,~~ such quorum ~~shall~~is not ~~be present~~established at any meeting of the stockholders, the chairman of the meeting ~~shall have the power to~~may adjourn the meeting sine die or from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

The stockholders present either in person or by proxy, at a meeting which has been duly called and ~~convened~~at which a quorum has been established, may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough stockholders to leave ~~less~~fewer than would be required to establish a quorum.

Section 8. VOTING. A plurality of all the votes cast at a meeting of stockholders duly called and at which a quorum ~~is present~~has been established shall be sufficient to elect a director. Each share ~~may be voted~~entitles the holder thereof to vote for as many different individuals as there are directors to be elected and for whose election the ~~share~~holder is entitled to ~~be voted~~vote. For the avoidance of doubt, stockholders do not have cumulative voting rights in the election of directors generally. A majority of the votes cast at a meeting of stockholders duly called and at which a quorum ~~is present~~has been established shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute or by the Charter ~~of the Corporation~~. Unless otherwise provided ~~in~~by statute or by the Charter, each outstanding share, regardless of class, ~~shall be entitled to~~entitles the holder thereof to cast one vote on each matter submitted to a vote at a meeting of stockholders.

Section 9. PROXIES. A stockholder may cast the votes entitled to be cast by the shares of stock owned of record by the stockholder in person or by proxy executed by the stockholder or by the stockholder’s duly authorized agent in any manner permitted by law. Such proxy or evidence of authorization of such proxy shall be filed with the secretary of the Corporation before or at the meeting. No proxy shall be valid more than ~~eleven~~11 months after its date unless otherwise provided in the proxy.

Section 10. VOTING OF STOCK BY CERTAIN HOLDERS. Stock of the Corporation registered in the name of a corporation, limited liability company, partnership, joint venture, trust or other entity, if entitled to be voted, may be voted by the president or a vice president, ~~a~~managing member, manager, general partner or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such stock pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or agreement of the partners of a partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such stock. Any ~~director or other~~trustee or fiduciary, in such capacity, may vote stock registered in ~~his name as~~ such trustee’s or fiduciary’s name, either in person or by proxy.

Shares of stock of the Corporation directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

The Board of Directors may adopt by resolution a procedure by which a stockholder may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth the class of stockholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date ~~or closing of the stock transfer books~~, the time after the record date ~~or closing of the stock transfer books~~ within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board of Directors considers necessary or desirable. On receipt by the Corporation of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the ~~stockholder~~holder of record of the specified stock in place of the stockholder who makes the certification.

Notwithstanding any other provision of the ~~chapter of the Corporation~~Charter or these Bylaws, Title 3, Subtitle 7 of the Corporations and Associations Article of the Annotated Code of Maryland (or any successor statute) shall not apply to: (a) any acquisition by Veqtor Finance Company, LLC, a Delaware limited liability company (“Veqtor”), or any affiliates thereof, of shares of stock of the Corporation, (b) any acquisition of shares of class A common stock, $0.01 par value per share, of the Corporation (the “Common Stock”), by W. R. Berkley Corporation, a Delaware corporation, or any of its controlled affiliates (collectively, “Berkley”), or (c) any acquisition of shares of Common Stock by Huskies Acquisition LLC, a Delaware limited liability company, or any person or entity that is an affiliate of Huskies Acquisition LLC as of September 27, 2012 (collectively, “Huskies”) or by The Blackstone Group L.P., a Delaware limited partnership, or any of its affiliates (collectively, “Blackstone”). This section may not be repealed, in whole or in part, with respect to any prior or subsequent control share acquisition of (i) Veqtor, or any affiliates thereof, without its prior written consent, (ii) Berkley, without its prior written consent or (iii) Huskies or Blackstone, without the prior written consent of Huskies or Blackstone, as applicable, unless the Purchase and Sale Agreement by and between the Corporation and Huskies Acquisition LLC, dated September 27, 2012, is terminated pursuant to Article 11 thereof.

Section 11. INSPECTORS. ~~At any meeting of stockholders,~~The Board of Directors or the chairman of the meeting may appoint, before or at the meeting, one or more ~~persons as~~ inspectors for ~~such~~the meeting~~. Such~~ and any successor to the inspector. Except as otherwise provided by the chairman of the meeting, the inspectors, if any, shall ~~ascertain and report~~(i) determine the number of shares of stock represented at the meeting ~~based upon their determination of~~, in person or by proxy, and the validity and effect of proxies, ~~count~~(ii) receive and tabulate all votes, ~~report the results and perform such other~~ballots or consents, (iii) report such tabulation to the chairman of the meeting, (iv) hear and determine all challenges and questions arising in connection with the right to vote, and (v) do such acts as are proper to fairly conduct the election ~~and voting with impartiality and fairness to all the stockholders.~~

or vote. Each such report ~~of an inspector~~ shall be in writing and signed by ~~him~~the inspector or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

Section 12. ~~NOMINATIONS AND PROPOSALS BY STOCKHOLDERS~~ADVANCE NOTICE OF STOCKHOLDER NOMINEES FOR DIRECTOR AND OTHER STOCKHOLDER PROPOSALS.

(a) Annual Meetings of Stockholders. (1) Nominations of individuals for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who was a stockholder of record both at the time of giving of notice by the stockholder as provided for in this Section 12(a) and at the time of the annual meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with this Section 12(a).

(2) For ~~nominations~~any nomination or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a)(1) of this Section 12, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation and any such other business must otherwise be a proper matter for action by the stockholders. To be timely, a stockholder’s notice shall set forth all information required under this Section 12 and shall be delivered to the secretary at the principal executive office of the Corporation not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of ~~mailing of the notice~~the proxy statement (as defined in Section 12(c)(3) of this Article II) for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, in order for notice by the stockholder to be timely, such notice must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the ~~tenth~~10th day following the day on which public announcement of the date of such meeting is first made. The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a stockholder’s notice as described above. ~~Such stockholder’s notice shall set forth~~

(3) Such stockholder’s notice shall set forth:

(i) as to each individual whom the stockholder proposes to nominate for election or reelection as a director~~,~~ (~~A) the name, age, business address and residence address of such individual, (B) the class, series and number of any shares of stock of the Corporation that are beneficially owned by such individual, (C) the date such shares were acquired and the investment intent of such acquisition and (D) all other~~each, a “Proposed Nominee”), all information relating to ~~such individual that is~~the Proposed Nominee that would be required to be disclosed in ~~solicitations~~connection with the solicitation of proxies for the election of ~~directors~~the Proposed Nominee as a director in an election contest (even if an election contest is not involved), or ~~is~~would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) promulgated under the Exchange Act ~~and the rules thereunder (including such individual’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected)~~;

(ii) as to any other business that the stockholder proposes to bring before the meeting, a description of such business, the stockholder’s reasons for proposing such business at the meeting and any material interest in such business of such stockholder ~~and~~or any Stockholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the stockholder ~~and~~or the Stockholder Associated Person therefrom;

(iii) as to the stockholder giving the notice, any Proposed Nominee and any Stockholder Associated Person,

(A) the class, series and number of all shares of stock or other securities of the Corporation or any affiliate thereof (collectively, the “Company Securities”), if any, which are owned (beneficially or of record) by such stockholder ~~and by such~~, Proposed Nominee or Stockholder Associated Person, ~~if any, and~~ the date on which each such Company Security was acquired and the investment intent of such acquisition, and any short interest (including any opportunity to profit or share in any benefit from any decrease in the price of such stock or other security) in any Company Securities of any such person,

(B) the nominee holder for, and number of, ~~shares~~any Company Securities owned beneficially but not of record by such stockholder ~~and by any such~~, Proposed Nominee or Stockholder Associated Person~~;~~,

(C) whether and the extent to which such stockholder, Proposed Nominee or Stockholder Associated Person, directly or indirectly (through brokers, nominees or otherwise), is subject to or during the last six months has engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement), the effect or intent of which is to (I) manage risk or benefit of changes in the price of Company Securities for such stockholder, Proposed Nominee or Stockholder Associated Person or (II) increase or decrease the voting power of such stockholder, Proposed Nominee or Stockholder Associated Person in the Corporation or any affiliate thereof disproportionately to such person’s economic interest in the Company Securities, and

(D) any substantial interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with the Corporation), by security holdings or otherwise, of such stockholder, Proposed Nominee or Stockholder Associated Person, in the Corporation or any affiliate thereof, other than an interest arising from the ownership of Company Securities where such stockholder, Proposed Nominee or Stockholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series;

(iv) as to the stockholder giving the notice ~~and~~, any Stockholder Associated Person ~~covered by~~with an interest or ownership referred to in clauses (ii) or (iii) of this paragraph (~~2~~3) of this Section 12(a) and any Proposed Nominee,

(A) the name and address of such stockholder, as they appear on the Corporation’s stock ledger, and the current name and business address, if different, ~~and~~ of each such Stockholder Associated Person~~;~~ and ~~(v) to~~any Proposed Nominee, and

(B) the investment strategy or objective, if any, of such stockholder and each such Stockholder Associated Person who is not an individual and a copy of the most recent prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such stockholder and each such Stockholder Associated Person;

(v) the name and address of any person who contacted or was contacted by the stockholder giving the notice or any Stockholder Associated Person about the Proposed Nominee or other business proposal prior to the date of such stockholder’s notice; and

(vi) to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the nominee for election or reelection as a director or the proposal of other business on the date of such stockholder’s notice.

(4) Such stockholder’s notice shall, with respect to any Proposed Nominee, be accompanied by a certificate executed by the Proposed Nominee (i) certifying that such Proposed Nominee (a) is not, and will not become, a party to any agreement, arrangement or understanding with any person or entity other than the Corporation in connection with service or action as a director that has not been disclosed to the Corporation and (b) will serve as a director of the Corporation if elected; and (ii) attaching a completed Proposed Nominee questionnaire (which questionnaire shall be provided by the Corporation, upon request, to the stockholder providing the notice and shall include all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) promulgated under the Exchange Act and the rules thereunder, or would be required pursuant to the rules of any national securities exchange on which any securities of the Corporation are listed or over-the-counter market on which any securities of the Corporation are traded).

(~~3~~5) Notwithstanding anything in this subsection (a) of this Section 12 to the contrary, in the event that the number of directors to be elected to the Board of Directors ~~increases or decreases the maximum or minimum number of directors in accordance with Article III, Section 2 of these Bylaws~~is increased, and there is no public announcement of such action at least 130 days prior to the first anniversary of the date of ~~mailing of the notice of~~the proxy statement (as defined in Section 12(c)(3) of this Article II) for the preceding year’s annual meeting, a stockholder’s notice required by this Section 12(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive office of the Corporation not later than 5:00 p.m., Eastern Time, on the ~~tenth~~10th day following the day on which such public announcement is first made by the Corporation.

(~~4~~6) For purposes of this Section 12, “Stockholder Associated Person” of any stockholder shall mean (i) any person ~~controlling, directly or indirectly, or~~ acting in concert with~~,~~ such stockholder, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder (other than a stockholder that is a depositary) and (iii) any person ~~controlling,~~that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such stockholder or such Stockholder Associated Person.

(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of individuals for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected ~~(i) pursuant to the Corporation’s notice of meeting, (ii~~only (i) by or at the direction of the Board of Directors, (ii) by a stockholder that has requested that a special meeting be called for the purpose of electing directors in compliance with Section 3 of this Article II and that has supplied the information required by Section 3 of this Article II about each individual whom the stockholder proposes to nominate for election of directors or (iii) provided that the ~~Board of Directors has determined that directors shall be elected at such~~ special meeting has been called in accordance with Section 3(a) of this Article II for the purpose of electing directors, by any stockholder of the Corporation who is a stockholder of record both at the time of giving of notice provided for in this Section 12 and at the time of the special meeting, who is entitled to vote at the meeting ~~and who~~in the election of each individual so nominated and who has complied with the notice procedures set forth in this Section 12. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more individuals to the Board of Directors, any ~~such~~ stockholder may nominate an individual or individuals (as the case may be) for election as a director as specified in the Corporation’s notice of meeting, if the stockholder’s notice, containing the information required by ~~paragraph (2~~paragraphs (a)(3) and (4) of this Section 12~~(a) shall be~~, is delivered to the secretary at the principal executive office of the Corporation not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m., Eastern Time, on the later of the 90th day prior to such special meeting or the ~~tenth~~10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. The public announcement of a postponement or adjournment of a special meeting shall not commence a new time period for the giving of a stockholder’s notice as described above.

(c) General. (1) If information submitted pursuant to this Section 12 by any stockholder proposing a nominee for election as a director or any proposal for other business at a meeting of stockholders shall be inaccurate ~~to a~~in any material ~~extent~~respect, such information may be deemed not to have been provided in accordance with this Section 12. Any such stockholder shall notify the Corporation of any inaccuracy or change (within two Business Days of becoming aware of such inaccuracy or change) in any such information. Upon written request by the secretary or the Board of Directors ~~or any committee thereof~~, any such stockholder ~~proposing a nominee for election as a director or any proposal for other business at a meeting of stockholders~~ shall provide, within five Business Days of delivery of such request (or such other period as may be specified in such request), (A) written verification, satisfactory, in the discretion of the Board of Directors ~~or any committee thereof~~ or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 12, and (B) a written update of any information (including, if requested by the Corporation, written confirmation by such stockholder that it continues to intend to bring such nomination or other business proposal before the meeting) submitted by the stockholder pursuant to this Section 12 as of an earlier date. If a stockholder fails to provide such written verification or written update within such period, the information as to which written verification or a written update was requested may be deemed not to have been provided in accordance with this Section 12.

(2) Only such individuals who are nominated in accordance with this Section 12 shall be eligible for election by stockholders as directors, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with this Section 12. The chairman of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section 12.

(3) For purposes of this Section 12, ~~(a) the “date of mailing of the notice” shall mean~~“the date of the proxy statement ~~for the solicitation of proxies for election of directors and (b)~~” shall have the same meaning as “the date of the company’s proxy statement released to shareholders” as used in Rule 14a-8(e) promulgated under the Exchange Act, as interpreted by the Securities and Exchange Commission from time to time. “Public announcement” shall mean disclosure (~~i~~A) in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or ~~comparable~~other widely circulated news or wire service or (~~ii~~B) in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to the Exchange Act.

(4) Notwithstanding the foregoing provisions of this Section 12, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 12. Nothing in this Section 12 shall be deemed to affect any right of a stockholder to request inclusion of a proposal in, ~~nor~~or the right of the Corporation to omit a proposal from, ~~the Corporation’s~~any proxy statement filed by the Corporation with the Securities and Exchange Commission pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act. Nothing in this Section 12 shall require disclosure of revocable proxies received by the stockholder or Stockholder Associated Person pursuant to a solicitation of proxies after the filing of an effective Schedule 14A by such stockholder or Stockholder Associated Person under Section 14(a) of the Exchange Act.

Section 13. VOTING BY BALLOT. Voting on any question or in any election may be viva voce unless the presiding officer shall order or any stockholder shall demand that voting be by ballot.

Section 14. TELEPHONE MEETINGS. The Board of Directors or chairman of the meeting may permit one or more stockholders or other persons to participate in ~~meetings of the stockholders~~a meeting by means of a conference telephone or other communications equipment ~~by which~~if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at the meeting.

Section 15. STOCKHOLDERS’ CONSENT IN LIEU OF MEETING. Any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting if a unanimous consent setting forth the action is given in writing or by electronic transmission by each stockholder entitled to vote on the matter and filed with the minutes of proceedings of the stockholders.

ARTICLE III

DIRECTORS

Section 1. GENERAL POWERS. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors.

Section 2. NUMBER, TENURE AND ~~QUALIFICATIONS~~RESIGNATION . At any regular meeting or at any special meeting called for that purpose, a majority of the entire Board of Directors may establish, increase or decrease the number of directors, provided that the number thereof shall never be less than the minimum number required by the Maryland General Corporation Law (the “MGCL”), nor more than ~~8~~15, and further provided that the tenure of office of a director shall not be affected by any decrease in the number of directors. Any director of the Corporation may resign at any time by delivering his or her resignation to the Board of Directors, the chairman of the board or the secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified in the resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.

Section 3. ANNUAL AND REGULAR MEETINGS. An annual meeting of the Board of Directors shall be held ~~immediately after~~each year and may be held on the date and at the same place as the annual meeting of stockholders, no notice other than this Bylaw being necessary. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors. The Board of Directors may provide, by resolution, the time and place~~, either within or without the State of Maryland,~~ for the holding of regular meetings of the Board of Directors without other notice than such resolution.

Section 4. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the chairman or the executive chairman of the board, the chief executive officer, the president or ~~by~~ a majority of the directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix ~~any~~the time and place~~, either within or without the State of Maryland, as the place for holding~~ of any special meeting of the Board of Directors called by them. The Board of Directors may provide, by resolution, the time and place of special meetings of the Board of Directors without other notice than such resolution.

Section 5. NOTICE. Notice of any special meeting of the Board of Directors shall be delivered personally or by telephone, electronic mail, facsimile transmission, United States mail or courier to each director at his or her business or residence address. Notice by personal delivery, telephone, electronic mail or facsimile transmission shall be given at least 24 hours prior to the meeting. Notice by United States mail shall be given at least ~~five~~three days prior to the meeting. Notice by courier shall be given at least two days prior to the meeting. Telephone notice shall be deemed to be given when the director or his or her agent is personally given such notice in a telephone call to which the director or his or her agent is a party. Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Corporation by the director. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Corporation by the director and receipt of a completed answer-back indicating receipt. Notice by United States mail shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be stated in the notice, unless specifically required by statute or these Bylaws.

Section 6. QUORUM. A majority of the directors shall constitute a quorum for transaction of business at any meeting of the Board of Directors, provided that, if less than a majority of such directors ~~are~~is present at ~~said~~such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice, and provided further that if, pursuant to applicable law, the Charter ~~of the Corporation~~ or these Bylaws, the vote of a majority or other percentage of a particular group of directors is required for action, a quorum must also include a majority or such other percentage of such group.

The directors present at a meeting which has been duly called and ~~convened~~at which a quorum has been established may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough directors to leave ~~less~~fewer than required to establish a quorum.

Section 7. VOTING. The action of ~~the~~a majority of the directors then present at a meeting at which a quorum ~~is present~~has been established shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable law, the Charter or these Bylaws. If enough directors have withdrawn from a meeting to leave ~~less~~fewer than required to establish a quorum, but the meeting is not adjourned, the action of the majority of that number of directors necessary to constitute a quorum at such meeting shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable law, the Charter or these Bylaws.

Section 8. ORGANIZATION. At each meeting of the Board of Directors, the chairman of the board or, in the absence of the chairman, the executive chairman or the vice chairman of the board, if any, shall act as chairman of the meeting. In the absence of the chairman and any executive chairman or vice chairman of the board, the chief executive officer or, in the absence of the chief executive officer, the president or, in the absence of the president, a director chosen by a majority of the directors present, shall act as chairman of the meeting. The secretary or, in his or her absence, an assistant secretary of the Corporation, or, in the absence of the secretary and all assistant secretaries, an individual appointed by the chairman of the meeting, shall act as secretary of the meeting.

Section ~~8~~9. TELEPHONE MEETINGS. Directors may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section ~~9~~10. ~~INFORMAL ACTION BY DIRECTORS~~CONSENT BY DIRECTORS WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if a consent in writing or by electronic transmission to such action is given by each director and is filed with the minutes of proceedings of the Board of Directors. Any or all of the signatures on such consent may be a copy or other reproduction.

Section ~~10~~11. VACANCIES. If for any reason any or all of the directors cease to be directors, such event shall not terminate the Corporation or affect these Bylaws or the powers of the remaining directors hereunder ~~(even if fewer than three directors remain)~~. Any vacancy on the Board of Directors for any cause other than an increase in the number of directors ~~shall~~may be filled by a majority of the remaining directors, even if such majority is less than a quorum. Any vacancy in the number of directors created by an increase in the number of directors may be filled by a majority vote of the entire Board of Directors. Any individual so elected as director shall ~~hold office~~serve until the next annual meeting of stockholders and until his or her successor is elected and qualifies.

Section ~~11~~12. COMPENSATION. Directors shall not receive any stated salary for their services as directors but, by resolution of the Board of Directors, may receive compensation per year and/or per meeting and/or per visit to real property or other facilities owned or leased by the Corporation and for any service or activity they performed or engaged in as directors. Directors may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Board of Directors or of any committee thereof and for their expenses, if any, in connection with each property visit and any other service or activity they ~~performed~~perform or ~~engaged~~engage in as directors; but nothing herein contained shall be construed to preclude any directors from serving the Corporation in any other capacity and receiving compensation therefor.

Section ~~12~~13. LOSS OF DEPOSITS. No director shall be liable for any loss which may occur by reason of the failure of the bank, trust company, savings and loan association, or other institution with whom moneys or stock of the Corporation have been deposited.

Section ~~13~~14. SURETY BONDS. Unless required by law, no director shall be obligated to give any bond or surety or other security for the performance of any of his or her duties.

Section ~~14~~15. RELIANCE. Each director~~,~~ and officer~~, employee and agent~~ of the Corporation shall, in the performance of his or her duties with respect to the Corporation, be ~~fully justified and protected with regard to any act or failure to act in reliance in good faith upon the books of account or other records~~entitled to rely on any information, opinion, report or statement, including any financial statement or other financial data, prepared or presented by an officer or employee of the Corporation~~, upon an opinion of counsel or upon reports made to the Corporation by any of its officers or employees or by the advisers, accountants, appraisers or other experts or consultants selected by~~ whom the director or officer reasonably believes to be reliable and competent in the matters presented, by a lawyer, certified public accountant or other person, as to a matter which the director or officer reasonably believes to be within the person’s professional or expert competence, or, with respect to a director, by a committee of the Board of Directors ~~or officers of the Corporation, regardless of whether such counsel or expert may also be a~~on which the director does not serve, as to a matter within its designated authority, if the director reasonably believes the committee to merit confidence.

Section 16. RATIFICATION. The Board of Directors or the stockholders may ratify any action or inaction by the Corporation or its officers to the extent that the Board of Directors or the stockholders could have originally authorized the matter, and if so ratified, shall have the same force and effect as if originally duly authorized, and such ratification shall be binding upon the Corporation and its stockholders. Any action or inaction questioned in any stockholders’ derivative proceeding or any other proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of a director, officer or stockholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting or otherwise, may be ratified, before or after judgment, by the Board of Directors or by the stockholders, and such ratification shall constitute a bar to any claim or execution of any judgment in respect of such questioned action or inaction.

Section ~~15~~17. CERTAIN RIGHTS OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS. The directors shall have no responsibility to devote their full time to the affairs of the Corporation. Subject to Article X of the Charter, any director or officer, employee or agent of the Corporation, in his or her personal capacity or in a capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar to or in addition to or in competition with those of or relating to the Corporation.

Section 18. EMERGENCY PROVISIONS. Notwithstanding any other provision in the Charter or these Bylaws, this Section 18 shall apply during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Directors under Article III of these Bylaws cannot readily be obtained (an “Emergency”). During any Emergency, unless otherwise provided by the Board of Directors, (i) a meeting of the Board of Directors or a committee thereof may be called by any director or officer by any means feasible under the circumstances; (ii) notice of any meeting of the Board of Directors during such an Emergency may be given less than 24 hours prior to the meeting to as many directors and by such means as may be feasible at the time, including publication, television or radio; and (iii) the number of directors necessary to constitute a quorum shall be one-third of the entire Board of Directors.

ARTICLE IV

COMMITTEES

Section 1. NUMBER, TENURE AND QUALIFICATIONS. The Board of Directors may appoint from among its members an ~~Executive Committee, an~~ Audit Committee, a Compensation Committee, a Corporate Governance Committee and an Investment Risk Management Committee and one or more other committees, composed of one or more directors, to serve at the pleasure of the Board of Directors. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another director to act in the place of such absent member.

Section 2. POWERS. The Board of Directors may delegate to committees appointed under Section 1 of this Article any of the powers of the Board of Directors, except as prohibited by law. Except as may be otherwise provided by the Board of Directors, any committee may delegate some or all of its power and authority to one or more subcommittees, composed of one or more directors, as the committee deems appropriate in its sole and absolute discretion.

Section 3. MEETINGS. Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Directors. A majority of the members of the committee shall constitute a quorum for the transaction of business at any meeting of the committee. The act of a majority of the committee members present at a meeting shall be the act of such committee. The Board of Directors may designate a chairman of any committee, and such chairman or, in the absence of a chairman, any two members of the committee (if there are ~~more than~~at least two members~~)~~ of ~~any~~the committee) may fix the time and place of its meeting unless the Board shall otherwise provide. ~~In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another director to act in the place of such absent member.~~ Each committee shall keep minutes of its proceedings.

Section 4. TELEPHONE MEETINGS. Members of a committee of the Board of Directors may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 5. ~~INFORMAL ACTION~~CONSENT BY ~~COMMITTEES~~COMMITTEES WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of a committee of the Board of Directors may be taken without a meeting, if a consent in writing or by electronic transmission to such action is given by each member of the committee and is filed with the minutes of proceedings of such committee.

Section 6. VACANCIES. Subject to the provisions hereof, the Board of Directors shall have the power at any time to change the membership of any committee, to fill ~~all vacancies~~any vacancy, to designate an alternate ~~members~~member to replace any absent or disqualified member or to dissolve any such committee.

ARTICLE V

OFFICERS

Section 1. GENERAL PROVISIONS. The officers of the Corporation shall ~~be~~include a president, a secretary and a treasurer and may include a chairman of the board, ~~two~~one or more vice chairmen, a chief executive officer, a chief operating officer, a chief financial officer, a ~~chief credit officer~~head of capital markets, one or more managing directors, one or more employee directors, one or more vice presidents, one or more assistant secretaries and one or more assistant treasurers. In addition, the Board of Directors may from time to time ~~appoint~~elect such other officers with such powers and duties as ~~they~~it shall deem necessary or desirable. The officers of the Corporation, including any officers elected to fill a vacancy among the officers, shall be elected ~~annually~~ by the Board of Directors ~~at the first meeting of the Board of Directors held after each annual meeting of stockholders~~, except that the chief executive officer or the president may from time to time appoint one or more vice presidents, assistant secretaries and assistant treasurers~~. If the election of~~ or any other officers ~~shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient~~(other than the chief executive officer, president and chief financial officer). Each officer shall ~~hold office~~serve for the term specified by the Board of Directors or the appointing officer or, if no such term is specified, until his or her successor is elected and qualifies or until his or her death~~,~~ or his or her resignation or removal in the manner hereinafter provided. Any two or more offices except president and vice president may be held by the same person. ~~In its discretion, the Board of Directors may leave unfilled any office except that of president, treasurer and secretary.~~ Election of an officer or agent shall not of itself create contract rights between the Corporation and such officer or agent.

Section 2. REMOVAL AND RESIGNATION. Any officer or agent of the Corporation may be removed, with or without cause, by the Board of Directors if in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Corporation may resign at any time by ~~giving written notice of his~~delivering his or her resignation to the Board of Directors, the chairman of the board, the chief executive officer, the president or the secretary. Any resignation shall take effect ~~at any time subsequent to the time specified therein or, if the time when it shall become effective is not specified therein,~~ immediately upon its receipt or at such later time specified in the resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Corporation.

Section 3. VACANCIES. A vacancy in any office may be filled by the Board of Directors for the balance of the term.

Section 4. CHAIRMAN OF THE BOARD. The Board of Directors shall designate from among its members a chairman of the board, who shall not, solely by reason of these~~s~~ Bylaws, be an officer of the Corporation. The chairman of the board shall preside over the meetings of the Board of Directors and, unless otherwise determined by the Board of Directors, of the stockholders at which he shall be present. The Board of Directors may designate the chairman of the board as an executive or non-executive chairman. The chairman of the board shall perform such other duties as may be assigned to him or ~~them~~ by these Bylaws or the Board of Directors.

Section 5. EXECUTIVE CHAIRMAN. The Board of Directors may designate from among its members an executive chairman of the board in addition to or in the place of a chairman of the board, who shall not, solely by reason of these~~s~~ Bylaws, be an officer of the Corporation. The executive chairman shall perform such duties as may be assigned to him or by these Bylaws or the Board of Directors.

Section ~~5~~6. VICE ~~CHAIRMEN~~CHAIRMAN~~. The~~. Each Vice ~~Chairmen~~Chairman shall have the general responsibility for the implementation of the policies of the Corporation, as determined by the Board of Directors, and for the management of the business and affairs of the Corporation.

Section ~~6~~7. CHIEF EXECUTIVE OFFICER. The Board of Directors may designate a chief executive officer. In the absence of such designation, the chairman of the board shall be the chief executive officer of the Corporation. Subject to the direction of the Board of Directors, the chief executive officer shall in general supervise and control all of the business and affairs of the Corporation and shall exercise chief executive powers and such specific powers and shall perform such duties as from time to time may be conferred upon or assigned to him by the Board of Directors or any committee thereof designated by it to so act. He may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed.

Section ~~7~~8. CHIEF OPERATING OFFICER. The Board of Directors may designate a chief operating officer. The chief operating officer shall have the responsibilities and duties as set forth by the Board of Directors or the chief executive officer. In the absence of a president or in the event of a vacancy in such office, the chief operating officer shall perform the duties of president and when so acting shall have all the powers of and be subject to all the restrictions placed upon the president.

Section ~~8~~9. CHIEF FINANCIAL OFFICER. The Board of Directors may designate a chief financial officer. The chief financial officer shall have the responsibilities and duties as set forth by the Board of Directors or the chief executive officer.

Section ~~9~~10. ~~CHIEF CREDIT OFFICER~~HEAD OF CAPITAL MARKETS. The Board of Directors or the chief executive officer may designate a ~~chief credit officer. The chief credit officer~~head of capital markets. The head of capital markets shall have the responsibilities and duties as set forth by the Board of Directors or the chief executive officer.

Section ~~10~~11. PRESIDENT. The president shall have general executive powers and shall have such specific powers and shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board of Directors from time to time. In the absence of a designation of a chief operating officer by the Board of Directors, the president shall be the chief operating officer.

Section ~~11~~12. MANAGING DIRECTORS. The Board of Directors or the chief executive officer may designate one or more managing directors. A managing director shall have the responsibilities and duties as set forth by the Board of Directors or the chief executive officer.

Section ~~12~~13. DIRECTORS. The Board of Directors may designate one or more employee directors. An employee director shall have the responsibilities and duties as set forth by the Board of Directors or the chief executive officer.

Section ~~13~~14. VICE PRESIDENTS. The Board of Directors or the chief executive officer may designate one or more vice presidents. A vice president shall have the responsibilities and duties as set forth by the Board of Directors or the chief executive officer. The Board of Directors may designate one or more vice presidents as executive vice president or as vice president for particular areas of responsibility.

Section ~~14~~15. SECRETARY. The secretary shall (a) keep the minutes of the proceedings of the stockholders, the Board of Directors and committees of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation; (d) keep, or direct that a transfer agent and registrar appointed pursuant to Article VII Section 5 keep, a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder; (e) have general charge of the ~~share~~stock transfer books of the Corporation; and (f) in general perform such other duties as from time to time may be assigned to him ~~by the chief executive officer, the president~~ or her by the Board of Directors or the chief executive officer.

Section ~~15~~16. TREASURER. The treasurer shall have the custody of the funds and securities of the Corporation ~~and~~, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation ~~and~~, shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors , the chief executive officer, the president, the chief financial officer, or any other officer designated by the Board of Directors may determine, and in general perform such other duties as from time to time may be assigned to him by the Board of Directors or the chief executive officer. In the absence of a designation of a chief financial officer by the Board of Directors, the treasurer shall be the chief financial officer of the Corporation.

The treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the president and Board of Directors, ~~at the regular meetings of~~whenever the Board of Directors ~~or whenever it~~ may ~~so~~ require, an account of all his or her transactions as treasurer and of the financial condition of the Corporation.

~~If required by the Board of Directors, the treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, moneys and other property of whatever kind in his possession or under his control belonging to the Corporation.~~

Section ~~16~~17. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or treasurer, respectively, or by the ~~president or the~~ Board of Directors~~. The assistant treasurers shall, if required by the Board of Directors, give bonds for the faithful performance of their duties in such sums and with such surety or sureties as shall be satisfactory to the Board of Directors.~~or the chief executive officer.

Section ~~17. SALARIES. The salaries and other~~18. COMPENSATION. The compensation of the officers shall be fixed from time to time by or under the authority of the Board of Directors and no officer shall be prevented from receiving such ~~salary or other~~ compensation by reason of the fact that he or she is also a director.

ARTICLE VI

CONTRACTS~~, LOANS~~, CHECKS AND DEPOSITS

Section 1. CONTRACTS. The Board of Directors~~, the Executive Committee or another committee of~~ or any manager of the Corporation approved by the Board of Directors and acting within the scope of its ~~delegated~~ authority pursuant to a management agreement with the Corporation may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document ~~executed by one or more of the directors or by an authorized person~~ shall be valid and binding upon the ~~Board of Directors and upon the~~ Corporation when duly authorized or ratified by action of the Board of Directors or ~~the Executive Committee or such other committee and executed by an authorized person.~~ a manager acting within the scope of its authority pursuant to a management agreement and executed by the chief executive officer, the president, the chief financial officer, the head of capital markets or any other person designated by the Board of Directors, such a manager or any of the foregoing officers.

Section 2. CHECKS AND DRAFTS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or agent of the Corporation in such manner as shall from time to time be determined by the Board of Directors.

Section 3. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited or invested from time to time to the credit of the Corporation ~~in such banks, trust companies or other depositories~~ as the Board of Directors ~~may designate~~, the chief executive officer, the president, the chief financial officer, or any other officer designated by the Board of Directors may determine.

ARTICLE VII

STOCK

Section 1. CERTIFICATES. ~~The Corporation may issue some or all of the shares of any or all of the Corporation’s classes or series of stock without certificates if authorized~~Except as may be otherwise provided by the Board of Directors, stockholders of the Corporation are not entitled to certificates representing the shares of stock held by them. In the event that the Corporation issues shares of stock represented by certificates, such certificates shall be in such form as prescribed by the Board of Directors ~~and~~or a duly authorized officer, shall contain the statements and information ~~and be executed in the manner~~ required by the MGCL and shall be signed by the officers of the Corporation in any manner permitted by the MGCL. In the event that the Corporation issues shares of stock without certificates, to the extent then required by the MGCL, the Corporation shall provide to the record holders of such shares~~, for so long as the same is required by the MGCL,~~ a written statement of the information required by the MGCL to be included on stock certificates. There shall be no differences in the rights and obligations of stockholders based on whether or not their shares are represented by certificates. ~~If a class or series of stock is authorized by the Board of Directors to be issued without certificates, no stockholder shall be entitled to a certificate or certificates representing any shares of such class or series of stock held by such stockholder unless otherwise determined by the Board of Directors and then only upon written request by such stockholder to the secretary of the Corporation.~~

Section 2. TRANSFERS. All transfers of shares of stock shall be made on the books of the Corporation, by the holder of the shares, in person or by his or her attorney, in such manner as the Board of Directors or any officer of the Corporation may prescribe and, if such shares are certificated, upon surrender of certificates duly endorsed. ~~Notwithstanding the foregoing, transfers of shares of any class of stock will be subject in all respects to the charter of the Corporation and all of the terms and conditions contained therein.~~The issuance of a new certificate upon the transfer of certificated shares is subject to the determination of the Board of Directors that such shares shall be represented by certificates. Upon the transfer of any uncertificated shares, the Corporation shall, to the extent then required by the MGCL, provide to the record holders of such shares a written statement of the information required by the MGCL to be included on stock certificates.

The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the laws of the State of Maryland.

Notwithstanding the foregoing, transfers of shares of any class or series of stock will be subject in all respects to the Charter ~~of the Corporation~~ and all of the terms and conditions contained therein.

Section 3. REPLACEMENT CERTIFICATE. Any officer of the Corporation may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, destroyed, stolen or mutilated, upon the making of an affidavit of that fact by the person claiming the certificate ~~of stock~~ to be lost, destroyed, stolen or mutilated; provided, however, if such shares have ceased to be certificated, no new certificate shall be issued unless requested in writing by such stockholder and the Board of Directors has determined that such certificates may be issued. Unless otherwise determined by an officer of the Corporation, the owner of such lost, destroyed, stolen or mutilated certificate or certificates, or his or her legal representative, shall be required, as a condition precedent to the issuance of a new certificate or certificates, to give the Corporation a bond in such sums as it may direct as indemnity against any claim that may be made against the Corporation.

Section 4. ~~CLOSING OF TRANSFER BOOKS OR~~ FIXING OF RECORD DATE. The Board of Directors may set, in advance, a record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or determining stockholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of stockholders for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days and, in the case of a meeting of stockholders, not less than ~~ten~~10 days, before the date on which the meeting or particular action requiring such determination of stockholders of record is to be held or taken.

~~In lieu of fixing a record date, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not longer than 20 days. If the stock transfer books are closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten days before the date of such meeting.~~

~~If no record date is fixed and the stock transfer books are not closed for the determination of stockholders, (a) the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day on which the notice of meeting is mailed or the 30th day before the meeting, whichever is the closer~~

~~date to the meeting; and (b) the record date for the determination of stockholders entitled to receive payment of a dividend or an allotment of any other rights shall be the close of business on the day on which the resolution of the directors, declaring the dividend or allotment of rights, is adopted.~~

When a record date for the determination of stockholders entitled to notice of and to vote at any meeting of stockholders has been ~~made~~set as provided in this section, such ~~determination~~record date shall continue to apply to ~~any adjournment thereof~~the meeting if adjourned or postponed, except ~~when (i) the determination has been made through the closing of the transfer books and the stated period of closing has expired or (ii)~~if the meeting is adjourned or postponed to a date more than 120 days after the record date originally fixed for the ~~original~~ meeting, in ~~either of~~ which case a new record date ~~shall~~for such meeting may be determined as set forth herein.

Section 5. STOCK LEDGER. The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issuance and registration of shares of stock, ~~and certificates representing the same, if any,~~ including the appointment from time to time of transfer agents and registrars. The Corporation shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate ~~share~~stock ledger containing the name and address of each stockholder and the number of shares of each class held by such stockholder.

Section 6. FRACTIONAL STOCK; ISSUANCE OF UNITS. The Board of Directors may authorize the Corporation to issue fractional shares of stock or ~~provide for~~authorize the issuance of scrip, all on such terms and under such conditions as ~~they~~it may determine. Notwithstanding any other provision of the Charter or these Bylaws, the Board of Directors may ~~issue~~authorize the issuance of units consisting of different securities of the Corporation. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Corporation, except that the Board of Directors may provide that for a specified period securities of the Corporation issued in such unit may be transferred on the books of the Corporation only in such unit.

ARTICLE VIII

ACCOUNTING YEAR

The Board of Directors shall have the power, from time to time, to fix the fiscal year of the Corporation by a duly adopted resolution.

ARTICLE IX

DISTRIBUTIONS

Section 1. AUTHORIZATION. Dividends and other distributions upon the stock of the Corporation may be authorized by the Board of Directors, subject to the provisions of law and the Charter ~~of the Corporation~~. Dividends and other distributions may be paid in cash, property or stock of the Corporation, subject to the provisions of law and the Charter.

Section 2. CONTINGENCIES. Before payment of any dividends or other distributions, there may be set aside out of any assets of the Corporation available for dividends or other distributions such sum or sums as the Board of Directors may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends ~~or other distributions~~, for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall determine ~~to be in the best interest of the Corporation~~, and the Board of Directors may modify or abolish any such reserve.

ARTICLE X

INVESTMENT POLICY

Subject to the provisions of the Charter ~~of the Corporation~~, the Board of Directors may from time to time adopt, amend, revise or terminate any policy or policies with respect to investments by the Corporation as it shall deem appropriate in its sole discretion.

ARTICLE XI

SEAL

Section 1. SEAL. The Board of Directors may authorize the adoption of a seal by the Corporation. The seal shall contain the name of the Corporation and the year of its incorporation and the words “Incorporated Maryland~~.~~,” or shall be in any other form authorized by the Board of Directors. The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof.

Section 2. AFFIXING SEAL. Whenever the Corporation is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the Corporation.

ARTICLE XII

INDEMNIFICATION AND ADVANCE OF EXPENSES

To the maximum extent permitted by Maryland law in effect from time to time, the Corporation shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer of the Corporation and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity or (b) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served as a director, officer, trustee, member, manager or partner of another corporation, real estate investment trust, ~~partnership, joint venture, trust, employee benefit plan or any other enterprise~~

~~as a director, officer, partner or trustee of such corporation, real estate investment trust~~limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity. The rights to indemnification and advance of expenses provided by the Charter and these Bylaws shall vest immediately upon election of a director or officer. The Corporation may, with the approval of its Board of Directors ~~or any duly authorized committee thereof~~, provide such indemnification and advance for expenses to ~~a person~~an individual who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation. The indemnification and payment or reimbursement of expenses provided in these Bylaws shall not be deemed exclusive of or limit in any way other rights to which any person seeking indemnification or payment or reimbursement of expenses may be or may become entitled under any bylaw, ~~regulation~~resolution, insurance, agreement or otherwise.

Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the ~~Bylaws or charter of the Corporation~~Charter or these Bylaws inconsistent with this Article, shall apply to or affect in any respect the applicability of the preceding paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

ARTICLE XIII

WAIVER OF NOTICE

Whenever any notice of a meeting is required to be given pursuant to the Charter ~~of the Corporation~~ or these Bylaws or pursuant to applicable law, a waiver thereof in writing~~, signed~~ or by electronic transmission, given by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice of such meeting, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting ~~is~~has not been lawfully called or convened.

ARTICLE XIV

AMENDMENT OF BYLAWS

The Board of Directors shall have the exclusive power to adopt, alter or repeal any provision of these Bylaws and to make new Bylaws.

~~CAPITAL TRUST, INC.~~

~~By:~~	~~/s/ Geoffrey G. Jervis~~
~~Name:~~	~~Geoffrey G. Jervis~~
~~Title:~~	~~Chief Financial Officer~~

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